UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020 (March 30, 2020)

GIGGLES N’ HUGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53948	20-1681362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Galleria Way, Glendale, CA 91210
(Address of principal executive offices)

(818) 956-4847
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

ITEM 8.01 OTHER EVENTS.

Due to the outbreak of coronavirus disease 2019 (COVID-19), Giggles N’ Hugs, Inc. ("the "Company") is filing this current report on Form 8-K to avail itself of an extension to file its Annual Report on Form 10-K for the period ended December 31, 2019 (the “Annual Report”), which is originally due on March 30, 2020, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 4, 2020 (Release No. 34-88318) pursuant to Section 36 of the Securities Exchange Act of 1934, as amended, regarding exemptions granted to certain public companies, as such order was amended by the SEC on March 25, 2020 (Release 34-88465) (together, the “Orders”).

The rapidly evolving COVID-19 outbreak has disrupted operations at our Company-owned Giggles N’ Hugs restaurant in the Glendale Galleria located in Glendale, California. On March 16, 2020, the Governor of California, Gavin Newsom, directed all restaurants in California to close their dining room seating areas and to limit their services to take-out, drive-thru and delivery operations. Additionally, as a result of California’s state-wide “shelter in place” policy announced by Governor Newsom on March 19, 2020, the Glendale Galleria Mall where our Giggles N’ Hugs restaurant is located closed to the public and we were forced to close our restaurant completely, with no access to our facilities in the mall and no ability to generate revenue. Additionally, we submitted a business disruption claim to our insurance company but we were denied relief as we were informed that our insurance policy does not cover losses due to epidemics or pandemics.

In light of the ongoing hardships caused by the onset and continuation of the coronavirus and its impact on the restaurant business in California and on our business in particular, and in accordance with the Orders, we hereby state the following:

●	The delay in the filing of our Annual Report is due to staffing difficulties by the Company as a result of the COVID-19 pandemic, materially impairing the Company’s income stream and its ability to timely prepare and file its Annual Report by March 30, 2020.

●	The Company currently expects to file the Annual Report on or before the 45th day after the original due date for the Annual Report.

Risk Factor

The continuation of the COVAD-19 coronavirus and its ongoing impact on our business is likely to negatively affect your investment in our Company.

As a result of the ongoing coronavirus pandemic and its impact in California, we have been forced to temporarily close our Giggles N’ Hugs restaurant in the Glendale Galleria mall in Glendale California. As a result, our revenue stream has completely halted and we do not know when we will be able to resume operations and return to revenue generation. Additionally, we do not know whether we will be able to take advantage of disaster relief options that may become available to businesses affected by the coronavirus or whether we will be able to recover from this crisis of the coronavirus continues for an indefinite period of time. As a result of these factors, our business prospects have been, and will continue to be, negatively impacted for the foreseeable future and the value of our securities in the public market may be damaged.

Forward-Looking Statements

Forward looking statements in this document are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Except for historical information contained in this current report on Form 8-K, the matters discussed are forward-looking statements that involve risks and uncertainties, including but not limited to the spread of COVID-19 and governmental and industry response thereto. When used in this report, words such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “may”, “plans”, “potential” and “intends” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially are the following: the continuing effect of the coronavirus pandemic on the restaurant business in California and on the restaurant franchising business nationwide; the imposition of additional state or federal government edicts negatively impacting our ability to continue to operate our Giggles N’ Hugs Glendale Galleria restaurant; general economic conditions affected by the continuing impact of the coronavirus pandemic; and the risk factors reported from time to time in the Company’s SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	GIGGLES N’ HUGS, INC.

/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Chief Executive Officer